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                                                                    EXHIBIT (11)
                   DAYTON HUDSON CORPORATION AND SUBSIDIARIES
                       COMPUTATIONS OF PER SHARE EARNINGS

                      (In Millions, Except Per-Share Data)
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                                         Three Months Ended                Nine Months Ended               Twelve Months Ended
                                   -------------------------------  -------------------------------  -------------------------------
                                    Oct. 29, 1994   Oct. 30, 1993    Oct. 29, 1994   Oct. 30, 1993    Oct. 29, 1994   Oct. 30, 1993
                                   --------------- ---------------  --------------- ---------------  --------------- ---------------
                                   Earnings Shares Earnings Shares  Earnings Shares Earnings Shares  Earnings Shares Earnings Shares
                                   -------- ------ -------- ------  -------- ------ -------- ------  -------- ------ -------- ------

Primary Computations
- --------------------
Net earnings                       $  67           $  43            $ 155             $  97          $ 433           $ 346
Less: Dividend requirements
 on ESOP preferred shares,
 net of tax benefit on
 unallocated shares                   (5)             (4)             (14)              (13)           (18)            (19)
                                   -----           -----            -----             -----          -----           -----
Adjusted net earnings              $  62           $  39            $ 141             $  84          $ 415           $ 327
                                   =====           =====            =====             =====          =====           =====


Average common shares
 outstanding                                  71.6           71.5            71.6              71.5            71.6            71.4

Average number of common
 share equivalents:
  Stock options                                0.2            0.1             0.2               0.2             0.2             0.2
  Performance shares                           0.2            0.2             0.2               0.1             0.2             0.1
                                             -----          -----           -----             -----           -----           -----
Adjusted common equivalent
 shares outstanding-primary                   72.0           71.8            72.0              71.8            72.0            71.7
                                             =====          =====           =====             =====           =====           =====

PRIMARY EARNINGS PER SHARE         $0.86           $0.54            $1.96             $1.17          $5.76           $4.56
                                   =====           =====            =====             =====          =====           =====

Fully Diluted Computations
- --------------------------
Net earnings                       $  67           $  43            $ 155             $  97          $ 433           $ 346
Less: Earnings impact of
 assumed ESOP preferred
 share conversion, net of
 tax benefit on unallocated
 shares                               (3)             (3)             (10)               (9)           (13)            (14)
                                   -----           -----            -----             -----          -----           -----
Adjusted net earnings              $  64           $  40            $ 145             $  88          $ 420           $ 332
                                   =====           =====            =====             =====          =====           =====

Average common and common
  equivalent shares-primary                   72.0           71.8            72.0              71.8            72.0            71.7
Additional common stock
 equivalents attributable
 to application of the
 treasury stock method                         0.1              -             0.1                 -               -               -
Assumed conversion of ESOP
 preferred shares                              4.2            4.3             4.2               4.3             4.2             4.4
                                             -----          -----           -----             -----           -----           -----
Adjusted common equivalent
 shares outstanding-fully
 diluted                                      76.3           76.1            76.3              76.1            76.2            76.1
                                             =====          =====           =====             =====           =====           =====

FULLY DILUTED EARNINGS PER SHARE   $0.83           $0.53            $1.90             $1.15          $5.51           $4.37
                                   =====           =====            =====             =====          =====           =====

AVERAGE ALLOCATED ESOP PREFERRED
  SHARES OUTSTANDING (IN MILLIONS)             2.1            1.6             2.0               1.5             2.0             1.4
                                             =====          =====           =====             =====           =====           =====
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